         SECUITIES LENDING AGREEMENT ("Lending Agreement"), dated December 22, 1998, between each of those registered investment companies listed on Schedule A acting on behalf of certain of one or more of its series (each a "Lender") having its principal place of business at 1818 Market St., Philadelphia, PA 19103 and The Chase Manhattan Bank ("Chase"), having its principal place of business at 270 Park Avenue, New York, New York 10017.

         WHEREAS, Lender and Chase have entered into a Securities Lending Agreement dated as of May 8, 1998; and

         WHEREAS, Lender and Chase wish to restate in full the terms of that Agreement;

         NOW, THEREFORE, Lender and Chase hereby agree as follows:

Section 1 - Definitions

         Unless the context clearly requires otherwise, the following words shall have the meanings set forth below when used herein:

         a) "Account" shall mean the securities account established and maintained by Chase on behalf of each Lender pursuant to a separate agreement ("Agreement"), dated as of May 1, 1996, between Chase and Lender, which Agreement provides, inter alia, for the safekeeping of Securities received by Chase from time to time on behalf of Lender.

        b) "Agreement" shall have the meaning assigned thereto in the definition of Account.

        c) "Authorized Investment" shall mean any type of instrument, security, participation or other property in which Cash Collateral may be invested or reinvested, as described in
                Section 5(e) hereof and Appendix 4 hereto (and as such Appendix may be amended from time to time by written agreement of the parties).

         d) "Authorized Person" shall mean, except to the extent that Chase is advised to the contrary by Proper Instruction, any person who is authorized to give instructions to Chase pursuant to the Agreement and any mandates given to Chase in connection with such Agreement. An Authorized Person shall continue to be so until such time as Chase receives Proper Instructions that any such person is no longer an Authorized Person.

         e) "Borrower" shall mean an entity listed on Appendix 1 hereto other than any entity which Chase shall have been instructed to delete from such list pursuant to Written Instructions and as such Appendix may be amended in accordance with Section 4(b) hereof.

         f) "Business Day" shall have the meaning assigned thereto in the applicable MSLA.

         g) "Cash Collateral" shall mean fed funds, New York Clearing House Association funds and such U.S. and non-U.S. currencies as may be pledged by a Borrower in connection with a particular Loan.

         h) "Collateral" shall have the meaning assigned thereto in the applicable MSLA, together with Cash Collateral.



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         i)     "Collateral Account" shall mean, as the case may be, a
                segregated account maintained by Chase with itself, with any Depository or with any Triparty Institution and designated as a Collateral Account for the benefit of Lender on the books of Chase for the purpose of holding any one or more of Collateral, Authorized Investments, and Proceeds in connection with Loans hereunder.

         j) "Collateral Requirement" shall have the meaning assigned thereto in Section 5(c) hereof.

         k) "Depository" shall mean: (i) the Depository Trust Company, the Participants' Trust Company and any other securities depository or clearing agency (and each of their respective successors and nominees) registered with the U.S. Securities and Exchange Commission or registered with or regulated by the applicable foreign equivalent thereof or otherwise able to act as a securities depository or clearing agency, (ii) any transnational depository, (iii) the Federal Reserve book-entry system for the receiving and delivering of U.S. Government Securities, and (iv) any other national system for the receiving and delivering of that country's government securities.

         l) "Difference" shall have the meaning assigned thereto in Section 7(c)(ii) hereof.

         m)     "Dispute Notice" shall have the meaning assigned thereto in
                Section 5(g)(iii) hereof.

         n) "Distributions" shall have the meaning thereto in Section 3(b)(v) hereof.

         o) "Dollars" shall have the meaning assigned thereto in Section 5(c) hereof.

         p)     "Enforcement Notice" shall have the meaning assigned thereto in
                Section 5(g)(iii) hereof.

         q)     "Final Notice" shall have the meaning assigned thereto in
                Section 5(g)(iii) hereof.

         r) "Foreign Securities" shall mean Securities issued by an issuer that is not organized under the laws of the United States.

         s) "Loan" shall mean a loan of Securities hereunder and under the applicable MSLA.

         t) "Loan Fee" shall mean the amount payable by a Borrower to Chase pursuant to the applicable MSLA in connection with Loans collateralized other than by Cash Collateral.

         u) "Market Value" shall have the meaning assigned thereto in the applicable MSLA.

         v) "MSLA" shall mean a master securities lending agreement or securities borrowing agreement between Chase and a Borrower, pursuant to which Chase lends securities on behalf of its customers (including Lender) from time to time. A copy of Chase's standard forms of MSLA, including (as applicable) the international addendum thereto, are annexed as Appendix 3A in the case of borrowers domiciled in the United States, and as Appendix 3B in the case of borrowers domiciled in the United Kingdom. The form of MSLA applicable to each Borrower is indicated in Appendix 1.

         w) "Obligation" shall have the meaning assigned thereto in Section 5(g)(i) hereof.

         x)     "Oral Instructions" shall have the meaning assigned thereto in
                Section 10 hereof.

         y) "Proceeds" shall mean interest, dividends and other payments and Distributions received by Chase in connection with Authorized Investments.

         z) "Proper Instructions" shall mean Oral Instructions and Written Instructions.

        aa) "Rebate" shall mean the amount payable by Chase on behalf of Lender to a Borrower in connection with Loans collateralized by Cash Collateral, which shall be a percentage of the Cash Collateral as agreed by the Borrower and Chase.

        bb)     "Return Date" shall have the meaning assigned thereto in
                Section 7(c)(i) hereof.

        cc) "Securities" shall mean government securities (including U.S. Government Securities), equity securities, bonds, debentures, other corporate debt securities, notes, mortgages or other obligations, and any certificates, warrants or other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein and held pursuant to the Agreement other than those that Lender from time to time identifies to Chase by Written Instructions as being unavailable for Loan. Lender may also specify the maximum percentage (and dollar value) of the total Market Value of the Account that may be on Loan at any given time and only that percentage of Securities held in the Account shall be deemed Securities (it being understood that increases in the Market Value of Securities on Loan occurring subsequent to the date of a Loan shall not cause Chase to be in violation of the foregoing limitation).

        dd) "Similar Lending Client" shall have the meaning assigned thereto in Section 7(e) hereof.

        ee) "Term Loan" shall have the meaning assigned thereto in Section 5(h) hereof.

        ff) "Triparty Institution" shall mean a financial institution with which Chase shall have previously entered a triparty agreement among itself, such Triparty Institution and a particular Borrower providing, among other things, for the holding of Collateral in the Collateral Account at such Triparty Institution in Chase's name on behalf of Chase's lending customers and for the substitution of Collateral; provided, however, that any substituted Collateral shall meet the then standards for acceptable Collateral set by Chase.

        gg) "U.S. Government Security" shall mean book-entry securities issued by the U.S. Treasury (as defined in Subpart 0 of Treasury Department Circular No. 300 and any successor provisions) and any other securities issued or fully guaranteed by the United States government or any agency, instrumentality or establishment of the U.S. government, including, without limitation, securities commonly known as "Ginnie Maes," Sally Maes," "Fannies Maes" and "Freddies Macs".

        hh) "U.S. Securities" shall mean Securities issued by an issuer that is organized under the laws of the United States or any State thereof or that are otherwise traded in the U.S.

        ii) "Written Instructions" shall have the meaning assigned thereto in Section 10 hereof.

Section 2 - Appointment.  Authority
-----------------------------------

         (a) Appointment. Lender hereby appoints Chase as its agent to lend Securities in the Account on Lender's behalf on a fully disclosed basis to Borrowers from time to time in accordance with the term hereof and on such terms and conditions and at such times as Chase shall reasonably determine and Chase may exercise all rights and powers provided under any MSLA as may be incidental thereto, and Chase hereby accepts appointment as such agent and agrees to so act.

         (b) Authority. Lender hereby authorizes and empowers Chase to execute in Lender's name and on its behalf and at its risk all agreements and documents as may be reasonably necessary to carry out any of the powers herein granted to Chase. Lender grants Chase the authority set forth herein notwithstanding its awareness that Chase, in its individual capacity or acting in a fiduciary capacity for other accounts, may have transactions with the same institutions to which Chase may be lending Securities hereunder, which transactions may give rise to actual or potential conflict of interest situations. Chase shall not be bound to: (i) account to Lender for any such sum received or profit made by Chase for its own account or the account of any other person or (ii) disclose or refuse to disclose any information or take any other action if the same would or might in Chase's judgment, made in good faith, constitute a breach of any law or regulation or be otherwise actionable with respect to Chase; provided that, in circumstances mentioned in (ii) above, Chase shall promptly inform Lender of the relevant facts (except where doing so would, or might in Chase's judgment, made in good faith, constitute a breach of any law or regulation or be otherwise actionable as aforesaid).

Section 3 - Representations and Warranties
------------------------------------------

         (a) Representations of each party. Each party hereto represents and warrants to the other that: (i) it has the power to execute and deliver this Lending Agreement, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (ii) it has taken all necessary action to authorize such execution, delivery and performance; (iii) this Lending Agreement constitutes a legal, valid and binding obligation enforceable against it; and
(iv) the execution, delivery and performance by it of this Lending Agreement shall at all times comply with all applicable laws and regulations.

         (b) Representations of Lender. Lender represents and warrants to Chase that: (i) this Lending Agreement is, and each Loan shall be, legally and validly entered into, and does not and shall not violate any statute, regulation, rule, order or judgment binding on Lender, or any provision of Lender's charter or by-laws, or any agreement binding on Lender or affecting its property; (ii) the person executing this Lending Agreement and all Authorized Persons acting on behalf of Lender has and have been duly and properly authorized to do so; (iii) it is lending Securities as principal and shall not transfer, assign or encumber its interest in, or rights with respect to, any Securities available for Loan hereunder; and (iv) it is the beneficial owner of all Securities or otherwise has the right to lend Securities pursuant to the policies and restrictions contained in each Lender's prospectus and statement of additional information;

and (v) it is entitled to receive all interest, dividends and other distributions ("Distributions") made by the issuer with respect to such Securities. Lender shall promptly identify to Chase by notice, which notice may be oral, any Securities that are no longer subject to the representations contained in (b).

         (c) Chase represents and warrants to Lender that: (i) this Lending Agreement is validly entered into, and does not violate any statute, regulation, rule, order or judgment binding on Chase, or any provision of Chase's charter or by-laws, or any agreement binding on Chase or affecting its property; (ii) the execution, delivery and performance of by Chase of its obligation under each MSLA and Chase entering into Loans as agent under each MSLA on behalf of Lender, have been and will be as respects Chase validly entered into, and does not and will not violate any statute, regulation, rule, order or judgment binding on Chase, or any provision of Chase's charter or by-laws, or any agreement binding on Chase or affecting its property and will comply with all laws and regulations relating to the lending of securities applicable to it; and (iii) it has the requisite power to perform the obligations imposed on it hereunder and under any MSLA and any Loan effected pursuant hereto.

         (d) Survival of Representations. The representations of each of the parties made herein shall be deemed made and repeated for all purposes at and as of all times when any Loan is made.

Section 4 - Borrowers
---------------------

         (a) MSLA. Lender hereby acknowledges receipt of the forms of MSLA and authorizes Chase to lend Securities in the Account to Borrowers thereunder pursuant to an agreement substantially in the form thereof. Any material revisions of an MSLA from the forms annexed shall require the prior written consent of Lender with respect to Loans of its Securities, which consent shall not be unreasonably withheld.

         (b) Borrowers. Securities may be lent to any Borrower listed in Appendix 1, as such Appendices may be updated from time to time to add new Borrowers and to delete entities that have ceased to be potential Borrowers. Chase will provide Lender with notice of each addition of a Borrower to such list. If Lender notifies Chase in writing within twenty Business Days from the date of any such notice that it objects to a potential Borrower, no Loans of Securities will be made to such potential Borrower. If Lender does not so object within such twenty Business Day period, each potential Borrower notified to Lender by Chase shall be deemed acceptable to Lender. If Lender notifies Chase that a Borrower or potential Borrower is not acceptable, Chase shall be responsible for ensuring that no Securities are lent to such entity.

Section 5 - Loans
-----------------

         (a) Securities to be lent. Lending opportunities. Loan initiation. All Securities of Lender held by Chase that are issued, settled or traded in the markets that have been approved by Chase from time to time for purposes of Chase's discretionary securities lending program shall be subject to the terms hereof, except that Foreign Securities which are not subject to payable date credit by Chase pursuant to ss.5(c) of the Custody Agreement shall not be available for lending hereunder. Chase shall seek to assure that Lender receives a fair allocation of lending opportunities vis-a-vis other lenders, taking into account the demand for and availability of Securities, types of Collateral, eligibility of Borrowers, limitations on investments of Cash Collateral, tax treatment, and similar commercial factors. From time to time, Chase may lend to Borrowers Securities held in the Account (except Securities that are no longer subject to the representations set forth in Section 3) and shall deliver such

Securities against receipt of Collateral in accordance with the applicable MSLA. Chase shall have the right to decline to make any Loans to any Borrower and to discontinue lending to any Borrower in its sole discretion and without notice to Lender.

         (b) Receipt of Collateral. Collateral substitution. For each Loan, Chase or a Triparty Institution shall receive and hold all other Collateral required by the applicable MSLA in a Collateral Account, and Chase is hereby authorized and directed, without obtaining any further approval from Lender, to invest and reinvest all or substantially all Cash Collateral in Authorized Investments. Chase shall credit, or where applicable shall have a Triparty Institution credit, all Collateral, Authorized Investments and Proceeds to a Collateral Account and Chase shall mark its books and records to identify Lender's interest therein, it being understood, however, that all monies credited to a Collateral Account may for purposes of investment be commingled with cash collateral held for other lenders of securities on whose behalf Chase may act. Chase may, in its sole discretion, liquidate any Authorized Investment and credit the net proceeds to a Collateral Account. Chase shall accept substitutions of Collateral in accordance with the applicable MSLA, and shall credit, or where applicable shall have a Triparty Institution credit, all such substitutions to a Collateral Account. Letters of credit are not acceptable as Collateral.

         (c) Mark to market procedures. (i) Chase shall require initial Collateral for a Loan in an amount determined by applying the then applicable "Collateral Requirement" (as defined below) to the Market Value of the Security that is the subject of the Loan. The Collateral Requirement with respect to a given Security shall be not less than 102% for Securities issued in the U.S. and 105% for Securities issued outside the U.S. of the Market Value of the Security which is the subject of a Loan as determined as of the close of trading on the proceeding Business Day. (ii) With respect to each Loan, if the aggregate Market Value of the Collateral held by Chase on behalf of Lender of such Loan on any Business Day is less than the aggregate Market Value of the Securities which are the subject to such Loan, the Borrower, upon notice thereof by Chase on behalf of Lender, shall provide additional Collateral, which shall be delivered by the close of trading that Business Day or for Collateral denominated other than in United States dollars ("Dollars"), as provided in the applicable MSLA. Such additional Collateral, together with the Collateral then held by Chase on behalf of Lender for such Loan, shall be not less than the applicable Collateral Requirement. In accordance with general market practice, the Market Value of certain Securities (including, without limitation, U.S. Government Securities), whether on Loan or received as Collateral, may be determined on a same day basis by reference to recognized pricing services. Chase may from time to time establish de minimis guidelines pursuant to which a mark would not be made even where otherwise required hereunder. Chase's de minimis guidelines are as set forth in Exhibit A hereto and Chase shall not change such guidelines without first advising Lender.

         (d) Changes in procedures applicable to Collateral. The Collateral procedures set forth in Sections 5(b)-(c) above reflect Chase's current practice and may be changed by Chase from time to time based on general market conditions (including volatility of Securities on Loan and of securities Collateral), the Market Value of Securities on Loan to a given Borrower, and in accordance with general market practice and regulatory requirements. Chase shall notify Lender of material revisions to the foregoing procedures. No such change shall reduce the Collateral Requirement without Lender's prior written consent.

         (e) Administration of Cash Collateral. (i) Chase is hereby authorized to act as the administrator of Cash Collateral in accordance with the investment guidelines annexed hereto as Appendix 4. (ii) Authorized Investments are made for the account of, and at the sole risk of, Lender. In that connection, Lender shall pay to Chase on demand in cash an amount equal to any deficiency in the amount of Collateral available for return to a Borrower under a Loan with Lender pursuant to an applicable MSLA. Chase is authorized to select brokers and dealers for the execution of trades in connection with the administration of Cash Collateral, which broker or dealer may be an affiliate of Chase provided that a competitive execution price is obtained.

         (f) Distributions.

             (i) Chase shall credit Lender's account on payable date with the amount of all cash Distributions with respect to Securities on Loan over their record date that Lender would have received had such Securities not been on Loan over record date; provided, that with respect to Foreign Securities, Chase's obligation to credit Lender's account shall extend only to record dates up to and including the date of any Event of Default (as defined in the applicable
MSLA). To the extent that cash Distributions are not delivered to Chase by Borrower and Chase has so credited Lender's account with such Distributions, Chase will be subrogated to Lender's rights against Borrower as provided in
Section 7(d). In connection with the foregoing, Lender shall promptly return any amount so credited upon oral or written notification from Chase; (a) that such amount has not been paid by the issuer of the Securities or the paying agent therefor (as applicable) in the ordinary course of business or (b) that such amount was incorrectly credited. If Lender does not promptly return any amount upon such notification, Chase shall be entitled, upon prior written notification to Lender, to reverse such credit by debiting Lender's account for the amount previously credited.

             (ii) (a) Any non-cash Distribution which is in the nature of a stock split or a stock dividend shall be added to the existing Loan to which such dividend relates as of the date such non-cash Distribution is payable and shall be subject to the provisions of this Lending Agreement and the applicable MSLA. (b) Any non-cash Distribution which is in the nature of warrants or rights to purchase shares made with respect to any Loaned Securities shall be deemed to be a new Loan made by Lender to Borrower (and shall be considered to constitute Securities on Loan) as of the date such non-cash Distribution is payable and shall be subject to the provisions of this Lending Agreement and the provisions of the applicable MSLA; provided that Lender may, by giving Chase ten (10) Business Days' notice prior to the date of such non-cash Distribution (or such different amount of time as Chase may from time to time reasonably request and with Lender's prior written consent require on advice to Lender), direct Chase to request that the Borrower deliver such non-cash Distribution to Chase pursuant to the applicable MSLA, in which case, and provided such delivery has been made, Chase shall credit such non-cash Distribution to Lender's account on the payable date. (c) If upon Chase's request on behalf of Lender, Borrower fails to deliver the non-cash Distribution on its payable date, the indemnity provisions and corresponding subrogation rights set forth in Section 7 will apply.

             (iii) During the term of any Loan, Chase will permit the Securities on Loan to be transferred into the name of and be voted by the Borrower or others. Lender shall not be entitled to participate in any dividend reinvestment program with respect to Securities eligible for Loan or, subject to the proviso hereto, to vote proxies with respect to Securities that are on Loan as of the applicable record date for such Securities; provided that, if the Lender so requires, Chase, on a best efforts basis, will attempt to recall, for the sole purpose of voting a proxy, any security on loan, prior to record date, if Chase is notified by the Lender within one settlement period prior to that record date.

         (g) Advances, overdrafts and indebtedness. Security Interest.

             (i) Chase may, in its sole discretion, advance funds on behalf of Lender in order to pay to Borrowers any Rebates or to return to Borrowers Cash Collateral to which they are entitled pursuant to the applicable MSLA. Lender shall repay Chase on demand the amount of any advance or any other amount owed by Lender hereunder (each an "Obligation"). Any such advance shall be deemed a service provided by Chase hereunder for which Chase is entitled to recover its costs as may be determined by Chase in good faith. In order to secure repayment of any advance or other indebtedness of Lender to Chase arising hereunder, Chase shall have security interest in and to all assets now or hereafter held in the Account and any Collateral Account (to which Lender is entitled hereunder) and any other property at any time held by it for the benefit of Lender or in which Lender may have an interest which is then in Chase's possession or control or in the possession or control of any third party acting on Chase's behalf. In this regard, Chase shall be entitled to all the rights and remedies of a pledgee under common law and a secured party under the New York Uniform Commercial Code and/or any other applicable laws and/or regulations as then in effect.

             (ii) Chase and Lender each acknowledge that the purpose of Obligations is to temporarily finance Rebates or the return of Cash Collateral to meet expenses not reasonably foreseeable by Lender and otherwise to meet Lender's obligations hereunder, and that no such Obligation is intended to create a "Senior Security as that term is defined in the Investment Company Act of 1940, as amended.

             (iii) Chase shall not, other than in the event of Lender's bankruptcy, insolvency or the like, enforce any security interest hereunder without first notifying Lender of its intent of enforce the security interest ("Enforcement Notice"), which notice shall specify the amount of the Obligation Chase has determined that it is owed and setting forth the reason that such Obligation was incurred. Lender shall have ten Business Days from its receipt of the Enforcement Notice either to pay the Obligation or notify Chase that it disputes its responsibility to repay all or part of the Obligation ("Dispute Notice") and request that the parties negotiate in good faith to resolve the dispute. In the event that Lender does not dispute a portion of an Obligation it shall pay the undisputed portion no later than the date of the Dispute Notice. If the dispute is not resolved within 20 Business Days from the date of the Dispute Notice, Chase may at any time thereafter, and upon two Business Day's notice to Lender ("Final Notice"), enforce its security interest by taking title to (at the then prevailing fair market value) or selling in a commercially reasonable manner, as much of the Securities as shall be required to repay such Obligation in full. To the extent that a specific Security is subject to a security interest hereunder, Lender may, at any time replace such Security with an otherwise unencumbered security of equal fair market value and credit quality as measured by Moody's and Standard & Poors but, where Chase has sent a Final Notice, such replacement must be advised to Chase prior to the expiration of the applicable two Business Day period.

         (h) Termination of a Loan. (i) Loans shall be terminable on demand. With the prior approval of Lender, however, Loans may be made on the basis of a reasonably anticipated termination date ("Term Loan") and without providing for the right of substitution of equivalent securities. Termination of a Term Loan prior to its anticipated termination date by either Lender or Borrower may result in the terminating party having to pay the non-terminating party damages based on the cost of obtaining a replacement loan. (ii) Chase shall terminate any Loan of Securities to a Borrower as soon as practicable after: (a) receipt by Chase of a notice of termination of the respective MSLA; (b) receipt by Chase of Written Instructions directing it to terminate a Loan; (c) receipt by Chase of Written Instructions it to delete from Appendix 1 the Borrower to whom such Loan was made; (d) receipt by Chase of Written Instructions advising that the Security subject to a Loan is no longer subject to the representations contained in Section 3 hereof; (e) receipt by Chase of notice advising that an Event of Default (as defined in the applicable MSLA) has occurred and is continuing beyond any applicable grace period; (f) whenever Chase, in its sole discretion, elects to terminate such termination of Loans by Lender (for whatever reason) the termination date shall be (a) for Foreign Securities, the standard settlement date for trades of the particular Foreign Securities subject to the terminated Loan entered into on the date of such notice to Chase in the principal market for such securities, or (b) for U.S. Securities, the third Business Day following receipt of such notice by Chase. (iii) If Securities which are the subject of a Loan being terminated are to be sold by Lender, Written Instructions shall not be given to Chase later than the time and date as set forth in Appendix 5 hereto. Chase shall not be liable for any fails occurring on a settlement date for sale of Securities if timely notice is not given by Lender as provided in this Section, and shall not be liable in any event (except as provided in ss.7) for failure of a Borrower to return Securities on Loan in a timely fashion.

         (i) Recordkeeping and Reports. Chase shall establish and maintain such records as are reasonably necessary to account for Loans that are made and the income derived therefrom. Chase shall provide Lender with a monthly statement describing the Loans made during the preceding month, and the income derived from Loans, during the period covered by such statement. A party shall comply with the reasonable requests of the other party for information necessary to the requester's performance of its duties hereunder.

Section 6 - Default by Borrower
-------------------------------

         (j) Chase may assume (unless it has actual knowledge to the contrary) that any representations made by a Borrower in connection with any Loan are true, that no event which is or may become an Event of Default (as defined in the applicable MSLA) has occurred and that a Borrower has compiled with its obligations under the applicable MSLA. Subject to ss.ss.5(f) and 7(b)-(c), Chase shall have no responsibility for the breach of any obligation, by any Borrower under or in connection with any MSLA or Loan. Subject to the foregoing, in no event shall Chase be responsible for the accuracy or completeness of any information supplied, by any Borrower. (ii) If any Borrower with respect to any Loan effected pursuant hereto and pursuant to the applicable MSLA fails to return any loaned Securities when due thereunder for reasons other than relating to the solvency of the Borrower, Chase shall then take whatever action it deems appropriate in accordance with general market practice and Chase's reasonable judgment, including, but not necessarily limited to, claiming compensation from such Borrower on behalf of Lender in the event a trade executed by Lender fails on account of such Borrower's failure timely to have returned Securities on Loan or, where Chase deems it necessary, such other action as may be permitted by the applicable MSLA, including collecting any applicable penalties or fines. (iii) If any Borrower with respect to any Loan effected pursuant hereto and pursuant to the applicable MSLA fails to return any Securities on Loan when due thereunder for reasons relating to the solvency of the Borrower, Chase shall take such action as it deems appropriate in accordance with Chase's reasonable judgment under the applicable MSLA.

Section 7 - Standard of Care. Liabilities. Indemnification
----------------------------------------------------------

         (a) Standard of care. Liabilities. Except as provided in ss.5(f) and paragraphs (b) and (c) hereof, Chase shall not be liable for any costs, expenses, damages, liabilities or claims (including attorneys' and accountants' fees) incurred by Lender, except those costs, expenses, damages, liabilities and claims arising out of the breach of this Agreement by Chase or Chase's negligence, bad faith or willful misconduct. Chase shall have no obligation hereunder for: (i) costs, expenses, damages, liabilities or claims (including attorneys' and accountants' fees), which are sustained or incurred by Lender by reason of any action or inaction by any pricing service, any Depository or a Triparty Institution or their respective successors or nominees; and (ii) any failure to perform any obligation due to any matters beyond the control of Chase. In no event shall Chase be liable for indirect or consequential damages or lost profits or loss of business, arising hereunder or in connection herewith, even if previously informed of the possibility of such damages and regardless of the form of action.

                Except for any costs or expenses incurred by Chase in performing its obligations pursuant to ss.5(f) paragraphs (b) and (c) hereof, Lender shall indemnify Chase and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including reasonable fees and expenses of counsel, which Chase may sustain or incur or which may be asserted against Chase by reason of or as a result of any action taken or omitted by Chase in connection with operating under this Lending Agreement or enforcing Lender's rights under the applicable MSLA, other than those costs, expenses, damages, liabilities or claims arising out of the negligence, bad faith or willful misconduct of Chase. The foregoing indemnity shall be a continuing obligation of Lender, its successors and assigns, notwithstanding the termination of any Loans hereunder or of this Lending Agreement. Chase may charge any amounts to which it is entitled hereunder against the Account, and Lender shall be entitled to an accounting of all amounts so charged. Actions taken or omitted in reliance upon Proper Instructions, or upon any information, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument reasonably believed by Chase, in good faith, to be genuine or bearing the signature of a person or persons believed, in good faith, to be authorized to sign, countersign or execute the same, shall be conclusively presumed to have been taken or omitted in good faith.

         (b) Indemnification of Lender in respect of Distributions. If the Borrower in respect of any Loan effected pursuant hereto and pursuant to the applicable MSLA fails to deliver any non-cash Distributions with respect to Securities on Loan as and when requested to do so by Chase as provided in
Section 5(f) hereof, Chase shall, (x) with respect to U.S. Securities at its option, credit such non-cash Distribution or an amount equivalent thereto to Lender's account on the date it is due, or (y) with respect to Foreign Securities at its option, either (i) purchase replacement securities (of an equal amount of the same issue, class, type or series as the Distribution) on the principal market in which such securities are traded or (ii) credit Lender's account, with the Market Value in Dollars of such Distributions on the due date as determined by Chase in good faith.

         (c) Indemnification of Lender in respect of Securities.


             (i) U.S. Securities. If the Borrower in respect of any Loan of U.S. Securities effected hereto and pursuant to the applicable MSLA fails to return any Securities on Loan to Chase for the Account when due thereunder (the "Return Date") which is the date of default, then Chase shall, at its expense (subject to paragraph (d) hereof) deposit replacement Securities of the same issue, type, class and series to the Account, as soon as practicable. If Chase is unable to obtain replacement Securities, Chase will credit Lender's account in Dollars with the Market Value of such loaned Securities on the credit date (including, in the case of debt Securities, accrued interest up to and including the credit date). To the extent that the Market Value of the Collateral at the time of default by the Borrower on a credit date is less than that which is required to purchase replacement securities or to credit the Lender's account, with the Market Value of Authorized Investments (and not as a result of a failure by Chase to perform its obligations pursuant to ss.5(c) hereof), Chase will not be responsible for that decrease and will deposit replacement securities or credit Lender's account, with the Market Value of such Loaned Securities only to an amount net of the decrease in Market Value of Authorized Investments.

                (ii) Foreign Securities. If the Borrower in respect of any Loan of Foreign Securities effected pursuant hereto and pursuant to the applicable MSLA fails to return any Securities on Loan to Chase for the Account on the Return Date, Chase will, at Chase's sole election and at its expense (subject to paragraph (d) hereof), as soon as practicable, either (x) deposit replacement Securities of the same issue, type, class and series to the Account or (y) credit to Lender's Account, in Dollars with the difference ("Difference") (where a positive number), if any, between (xx) the market value of such lent Securities on the Return Date (including, in the case of debt Securities, accrued but unpaid interest), and (yy) in the case of Loans collateralized by
(i) Cash Collateral, the greater of (A) the Market Value of the Cash Collateral on the date of initial pledge as adjusted for any subsequent marks-to-market through the Return Date and (B) the Market Value of Authorized Investments on the Return Date, or (ii) non-Cash Collateral comprising securities Collateral, the Market Value of such Collateral on the Return Date. Market Value shall be determined by Chase in accordance with the applicable MSLA, including the computation of Dollar equivalents where Securities on Loan and/or Collateral (and Proceeds) are denominated in a currency other than Dollars. Where Cash Collateral and non-Cash Collateral have been allocated to a Loan as of the Return Date, the Difference payable by Chase shall be computed in accordance with the foregoing as if there had been two Loans in effect on the Return Date, one collateralized by Cash Collateral and the other collateralized by non-Cash Collateral.

             (d) Subrogation. If Chase makes a payment of a purchase pursuant to ss.ss.5(f), 7(b) or 7(c) Chase shall, to the extent of such payment or purchase, be subrogated to, and Lender shall assign and be deemed to have assigned to Chase, all of its rights in, to and against the Borrower (and any guarantor thereof) in respect of such Loan, any Collateral pledged by the Borrower in respect of such Loan, and all proceeds of such Collateral. In the event that Lender receives or is credited with any payment, benefit or value from or on behalf of the Borrower in respect of rights to which Chase is subrogated as provided herein, Lender shall promptly remit or pay to Chase the same (or its Dollar equivalent).

             (e) Most Favored Nation. With respect to the indemnity in favor of Lender contained in ss.7(c) hereof, please be advised that no other "Similar Lending Client" (as hereinafter defined) of Chase has been given a more favorable indemnity when such indemnity is viewed in its entirety. A "Similar Lending Client" shall mean a similar client, giving due consideration to client type (i.e. a registered investment company), Securities available for Loan and anticipated revenue to Chase. If a Similar Lending Client is given a more favorable indemnity when such indemnity is viewed in its entirety, then Lender shall be given the benefit of such indemnity in its entirety.

Section 8 - Chase Compensation
------------------------------

             (a) In connection with each Loan hereunder of: (A) U.S. Securities, Lender shall pay to Chase a fee equal to 35% of (i) net earnings (i.e. less any Rebate paid by Chase to a Borrower) derived from Authorized Investments in connection with Loans collateralized by cash, and (ii) any Securities Loan Fee paid or payable by the Borrower on Loans not collateralized by cash; and (B) Foreign Securities, Lender shall pay to Chase a fee equal to 40% of (i) earnings (less any Rebate paid by Chase to a Borrower) derived from Authorized Investments in connection with Loans collateralized by cash, and (ii) any Securities Loan Fee paid or payable by the Borrower on Loans not collateralized by cash. (b) Effective August 1, 1998, services performed pursuant to Section



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

5(e) hereof shall be equal to five one hundredths of one percent (0.05%) of the Authorized Investments. All Securities constituting Authorized Investments shall be valued based on their amortized cost. Fees shall be accrued or charged daily, as appropriate, commencing August 1, 1998, and shall be payable monthly in arrears on the first business day of the month in which earned. (c) Chase is authorized, on a monthly basis, to charge all the foregoing fees (together with reasonable expenses incurred by Chase hereunder) and any other amounts owed by Lender hereunder against the Account and/or a Collateral Account.

Section 9 - Taxes
-----------------

         Lender shall be responsible for all filings, tax returns and reports on any Loans undertaken by Chase on Lender's behalf which are to be made to any authority whether governmental or otherwise and for the payment on Lender's behalf of all unpaid calls, taxes (including, without limitation, any value added tax), imposts, levies or duties due on any principal or interest, or any other liability or payment arising out of or in connection with any Securities or any Collateral, and in so far as Chase is under any obligation (whether of a governmental nature or otherwise) to pay the same on Lender's behalf Chase may do so out of any monies or assets held by it pursuant to the terms of the Agreement or hereunder. Chase shall advise Lender of all payments made by Chase on Lender's behalf pursuant to this Section promptly after receiving a request therefor from Lender.

Section 10 - Instructions
-------------------------

         (a) (i) Written Instructions. "Written Instructions" shall mean written communications actually received by Chase from an Authorized Person or from a person reasonably believed by Chase to be an Authorized Person by letter, memorandum, telegram, cable, telex, telecopy facsimile, computer, video (CRT) terminal or other on-line system, or any other method reasonably acceptable to Chase and whereby Chase is able to verify with a reasonable degree of certainty the identity of the sender of such communications or which communications are transmitted with proper testing or authentication pursuant to terms and conditions which Chase may specify.

                (ii) Oral Instructions. "Oral Instructions" shall mean oral communications issued to, and actually received by, Chase from an Authorized Person or from a person reasonably believed by Chase to be an Authorized Person. Oral Instructions shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but Lender will hold Chase harmless for the failure of an Authorized Person to send such confirmation in writing, the failure of such confirmation to conform to the Oral Instructions received, or Chase's failure to produce such confirmation at any subsequent time. Lender shall be responsible for safeguarding any testkeys, identification codes or other security devices which Chase may make available to Lender or its Authorized Persons.

         (b) Unless otherwise expressly provided, all Proper Instructions shall continue in full force and effect until canceled or superseded.

Section 11 - Pricing Services
-----------------------------

         Chase may use any pricing service referred to in an applicable MSLA and any other recognized pricing service (including itself and any of its affiliates) in order to perform its valuation responsibilities with respect to Securities, Collateral and Authorized Investments, and Lender shall hold Chase harmless from and against any loss or damage suffered or incurred as a result of errors or omissions of any such pricing service (except for prices determined by Chase itself or an affiliate of Chase).

Section 12 - Termination
------------------------

         This Lending Agreement may be terminated at any time by either party upon delivery to the other party of notice specifying the date of such termination, which shall be not less than 30 days after the date of receipt of such notice. Notwithstanding any such notice, this Lending Agreement shall continue in full force and effect with respect to al Loans outstanding on the termination date, which Loans shall, however, be terminated as soon as reasonably practicable.

Section 13 - Miscellaneous
--------------------------

         (a) Legal proceedings. Chase may refrain from bringing any legal action or proceeding on behalf of Lender and arising out of or in connection with any Loan until it shall have received such security as it may reasonably require for all costs, expenses (including legal fees) and liabilities which it will or may expend or incur in relation thereto.

         (b) Integration. Lending Agreement to Govern. This Lending Agreement and the Agreement contain the complete agreement of the parties with respect to the subject matter hereof and supersede and replace the Securities Lending Agreement between Lender and Chase dated as of May 8, 1997 and any other previously made proposals, representations, warranties or agreements with respect thereto by the parties. In the event of any conflict between this Lending Agreement and the Agreement, this Lending Agreement shall govern.

         (c) Notices. Unless expressly provided herein to the contrary, notices hereunder shall be in writing, and delivered by telecopier, overnight express mail, first-class postage prepaid, delivered personally or by receipted courier service. All such notices which are mailed shall be deemed delivered upon receipt. Notices shall be addressed as follows (or to such other address as a party may from time to time designate on notice duly given in accordance with this paragraph): notices to Chase shall be addressed to it at, 4 New York Plaza, New York, New York 10004, Attention: Securities Lending Division; notices to be given to Lender shall be addressed to at its offices at 1818 Market St., Philadelphia, PA 19103, Attention Mr. John J. O'Connor.

         (d) Amendments. Waiver. This Lending Agreement may be modified only by a written amendment signed by both parties, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

         (e) Governing Law. Consent to Jurisdiction. Waiver of Immunity. This Lending Agreement shall be construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. Lender hereby consents that any litigation commenced hereunder by Lender shall be subject to the jurisdiction of a state or federal court situated in New York City, New York and Chase hereby consents that any litigation commenced hereunder by Chase shall be subject to the jurisdiction of a state or federal court situated in Philadelphia, Pennsylvania and Lender and Chase hereby waive any claim of forum non conveniens to the extent that it may lawfully do so. To the extent that in any jurisdiction Lender may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Lender irrevocably shall not claim, and it hereby waives, such immunity.

         (f) Counterparts. Headings. This Lending Agreement may be executed in several counterparts, each one of which shall constitute an original, and all collectively shall constitute but one instrument. The headings of the sections hereof are included for convenience of reference only and do not form part of this Lending Agreement.

         (g) Severability. Any provisions of this Lending Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         (h) Several obligations. Notwithstanding any other provision hereof, it is agreed that: (i) the assets and liabilities of each Lender and the individual series of each such Lender are separate and distinct from the assets and liabilities of Lender's other series and the assets and liabilities of each other Lender, and no series of a Lender shall be liable or shall be charged for any debt, obligation or liability of any other series of Lender or any other Lender hereunder; and (ii) the relationships and agreements set forth in the Lending Agreement between Lender, acting on behalf of one or more of its series, and Chase shall be several, separate and distinct from those between Lender, acting on behalf of any other series or any other Lender, and Chase, to the same effect as would be the case if Lender had executed a separate agreement with Chase in the form hereof with respect to each such series.

         IN WITNESS WHEREOF, the parties have executed this Lending Agreement as of the date first above-written.


DELAWARE FUNDS                                       THE CHASE MANHATTAN BANK



By       /s/ Michael P. Bishof                       By /s/ Michael E. Zebrowski
  ------------------------------------------            ------------------------


Title    Senior Vice President/Treasurer             Title     Vice President
     ---------------------------------------               ---------------------




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